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Exhibit 10 (r)

ROLLINS, INC.

FIRST AMENDMENT TO
1994 EMPLOYEE STOCK INCENTIVE PLAN
AND
1998 EMPLOYEE STOCK INCENTIVE PLAN

Rollins, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, by resolution of its Board of Directors has adopted this First Amendment to its 1994 Employee Stock Incentive Plan and its 1998 Employee Stock Incentive Plan (the "Plans"), effective as of July 25, 2006.

  1.
  Each of the Plans is hereby amended to the extent necessary to provide as follows:

    If the outstanding shares of common stock of Rollins, Inc. (the "Company") are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision of the common stock of the Company, or similar transaction involving the outstanding equity interests in the Company (each, a "Change in Capitalization"), then, subject to any required action by the stockholders of the Company, the number and kind of shares of Company stock underlying each stock option, restricted stock award, or other equity award (and, where applicable, the exercise price per share) shall be proportionately and equitably adjusted for any increase or decrease in the number of issued shares of the Company resulting from a Change in Capitalization, such adjustments to be effected in the manner reasonably determined by the Committee. Notwithstanding the foregoing, no fractional shares shall be issued in making the foregoing adjustments. This provision shall be effective immediately upon adoption by the Board of Directors and apply to all currently outstanding equity awards under each of the Plans.

  2.
  All provisions of the Plans remain in effect except to the extent superseded by the foregoing.

IN WITNESS WHEREOF, the Board has caused this Plan to be executed by a duly authorized officer of the Company as of the date set forth above.

ROLLINS, INC.
By:

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ROLLINS, INC. FIRST AMENDMENT TO 1994 EMPLOYEE STOCK INCENTIVE PLAN AND 1998 EMPLOYEE STOCK INCENTIVE PLAN